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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use of our report dated April 8, 2019, with respect to the consolidated statements of financial position of Sibanye Gold Limited and subsidiaries as of December 31, 2018 and 2017, the related consolidated income statements and consolidated statements of other comprehensive income, changes in equity and cash flows for each of the years then ended, and the related notes, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Inc.
South Africa
August 28, 2020

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm